Exhibit 99.1
News Release
Callidus Software Acquires Compensation Technologies
Strategic Purchase of Incentive Compensation Services Provider Extends
Market-Leading Callidus On-Demand and Client Services Offerings
SAN JOSE, Calif., January 14, 2008 — Callidus Software Inc. (NASDAQ: CALD), the leader in Sales Performance Management (SPM), today announced that it has acquired Compensation Technologies, the leading provider of services for planning, implementing, and supporting incentive compensation processes and tools. With two decades of domain experience in sales compensation and a large client base, Compensation Technologies is a key player in the SPM market. The company helps organizations implement and manage SPM software. They offer business process redesign support, business analytics solutions, business case development, and compensation administration management. Additionally, through their Compensation Management Services (CMS) business, they provide Software-as-a-Service (SaaS) to a number of customers.
Under the terms of the agreement, Callidus will pay Compensation Technologies $8.3 million up front and up to an additional $4.8 million upon the completion of key milestones and achievement of target financial metrics.
The combination of Compensation Technologies’ Compensation Management Services CMS offering with Callidus On-Demand further extends the services available to customers and adds 9,000 payees to Callidus’ fast-growing SaaS business, bringing the cumulative payee total to 44,000, up from 4,900 payees just one year ago. The combined offering provides companies with a fully managed sales incentive compensation program that includes plan analysis, modeling and design support, plan deployment, reporting, analytics, and ongoing administration — placing Callidus at the center of the enterprise sales operations office. The CMS service will leverage virtualization technology from Callidus On-Demand to automate the critical SPM business processes. The CMS service also provides a professionally managed second environment to support the business continuity needs of our clients and prospective clients.
The acquisition of Compensation Technologies and Compensation Management Services augments Callidus’ robust portfolio of service offerings whilst at the same time boosting its on-demand business. With this acquisition, Callidus extends its leadership as the key provider of end-to-end sales compensation solutions built around the complete sales compensation lifecycle from strategy to deployment to management.
“Without exception, our existing and prospective customers are requesting our assistance with the full range of sales performance and incentive compensation management business processes, from the hosting of our software products and surrounding infrastructure to managed services around sales and compensation effectiveness and business operations. This step will accelerate our progress towards our vision of the complete sales operations office enabled by our SaaS solutions set that is so vital to every enterprise. Compensation Technologies and Compensation Management Services have solid profitable revenues. We are excited about this strategic acquisition and are pleased to welcome Compensation Technologies’ expertise and strong ecosystem of employees and customers to Callidus,” said Leslie Stretch, president and CEO at Callidus Software.
“We have a long and successful history of collaboration with Callidus and its industry-leading SPM technology, and we are convinced of the value that our combined companies can bring to enterprises of all sizes across the most diverse industries,” said Robert Conti, co-founder and president at Compensation Technologies. “We are proud to become part of the world’s leading SPM company and look forward to enhancing the broad portfolio of business management, technology, and client services that we bring to the marketplace. Customers will benefit from the most complete, end-to-end SPM solutions available.”
About Callidus Software®
Callidus Software (www.callidussoftware.com, NASDAQ: CALD) is a leading provider of on-premise and on-demand Sales Performance Management (SPM) solutions to global companies across a broad range of industries. Our software allows innovative enterprises of all sizes to strategically manage incentive compensation, set quota targets, administer producers, and align territories, resulting in improved sales and distribution performance. Over 1.8 million salespeople, brokers, and channel representatives have their sales performance managed by Callidus Software’s products.
Forward-Looking Statements
This press release includes certain forward-looking statements about Callidus and Compensation Technologies including statements that involve risks and uncertainties concerning Callidus’ acquisition of Compensation Technologies. Actual events or results may differ materially from those described in this press release due to a number of risks and uncertainties, many of which are beyond the control of Callidus and Compensation Technologies. These forward-looking statements include assertions regarding the extension of services available to Callidus customers as a result of the combination of Callidus and Compensation Technologies’ Compensation Management Services, that the acquisition will add 9,000 payees to Callidus’ Software-as-a-Service business, that the combination will provide companies with a fully managed sales incentive compensation program, that the CMS service will leverage technology from Callidus On-Demand to automate the SPM business processes of customers, that the acquisition will significantly increase the range and depth of services Callidus offers and expand Callidus’ On-Demand business, that the acquisition will allow Callidus to bring additional value to all enterprises of all sizes across diverse industries, that the acquisition will enhance Callidus’ portfolio of business management, technology and client services, that customers will benefit from the acquisition, that the acquisition will result in the most complete, end-to-end SPM solutions available, that there is a strong need for the automation of sales compensation programs as well as a full set of management and deployment services and that the consolidation of Callidus and Compensation Technologies will fulfill that need, and that the acquisition will be an asset to Callidus customers. Factors that could affect results include but are not limited to those set forth in the statements listed in Callidus’ filings with the Securities and Exchange Commission, including those set forth in Callidus’ filings on Forms 10-K, 10-Q and 8-K. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of Callidus. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release.
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Press Contact:
Jock Breitwieser
Callidus Software Inc.
(408) 975-6683
pr@callidussoftware.com